Exhibit 99.1

RENNOVA HEALTH postpones special meeting of stockholders

to june 2, 2017

WEST PALM BEACH, Fla. (May 25, 2017) – Rennova Health, Inc. (NASDAQ: RNVA), (NASDAQ: RNVAZ) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, announces the postponement of its Special Meeting of stockholders that was to have taken place originally on May 19, 2017, and which was subsequently postponed to May 26, 2017. The second postponement is necessary because a quorum of shares represented at the meeting continues not to be achieved. The new date for the Special Meeting is June 2, 2017 at 11:00 a.m. Eastern time and it will take place at the offices of Shutts & Bowen LLP, 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, FL 33401. The record date of April 21, 2017 remains unchanged.

The Special Meeting is for the following purposes:

1.	To approve, for the purpose of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock underlying Senior Secured Original Issue Discount Convertible Debentures and three series of Warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 15, 2017, and those certain Exchange Agreements, dated as of March 15, 2017, between the Company and the investors named therein, in an amount in excess of 19.99% of the Company’s Common Stock outstanding before the issuance of such Senior Secured Original Issue Discount Convertible Debentures and Warrants;

2.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

“Once again we are moving the date of our Special Meeting back to allow sufficient time for a quorum. I must impress upon our stockholders that there are additional expenses that are incurred when solicitation must be extended – costs that all stockholders as owners of the Company must bear,” commented Seamus Lagan, chief executive officer of Rennova Health. “I note that the votes continue to be in favor of the proposals by a wide margin, and although we are making progress, we are still short of the 50% quorum. I urge our stockholders to exercise their rights and cast their votes.”

Stockholders who have already voted do not need to recast their votes. Stockholders who have not yet voted are encouraged to do so.

Stockholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee should consult the broker, bank or nominee about its procedures to vote the shares.

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About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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